Exhibit 99.1

8500 Normandale Lake Blvd., Ste. 1230 Minneapolis, MN 55437

NEWS	FOR IMMEDIATE RELEASE

FASTENTECH INC. ANNOUNCES EXPIRATION AND RESULTS OF OFFER TO

REPURCHASE $11,800,000 OF 11 1/2% SENIOR SUBORDINATED NOTES FOR 100% OF

PRINCIPAL AMOUNT

Minneapolis, MN — October 4, 2005—FastenTech Inc. today announced the expiration of its previously announced cash offer to repurchase up to $11,800,000 of the aggregate principal amount of its 11 1/2% Senior Subordinated Notes Due 2011. The offer commenced on September 6, 2005 and expired today at 5:00 p.m. New York City time. FastenTech has been advised by The Bank of New York, the depositary and the information agent for the offer, that as of 5:00 p.m. New York City time, today, no holders of notes subject to the partial tender offer had validly tendered their notes.

For more information, please contact The Bank of New York at:

The Bank of New York Corporate Trust Company

101 Barclay Street – 7 East

New York, New York 10286

Telephone: (212) 815-5098

Facsimile: (212) 298-1915

This press release is neither an offer to purchase, nor a solicitation for acceptance of an offer to purchase securities. FastenTech is making the offer only by, and pursuant to the terms of, the Offer to Purchase. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About FastenTech

FastenTech, Inc., headquartered in Minneapolis, Minnesota, is a leading manufacturer and marketer of highly engineered specialty components that provide critical applications to a broad range of end-markets, including the power generation, industrial, military, construction, medium- heavy duty truck, recreational and automotive/ light truck markets. For more information about the Company, please visit: www.fastentech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws relating to the exchange offer. These statements are based upon management’s current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements discussed in the Company’s filings with the U.S. Securities and Exchange Commission.

Company Contacts:	Michael R. Elia, Senior VP and CFO	Mike Vanyo, VP and Corporate Controller
	(952) 921-2091	(952) 921-2092

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